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                                   EXHIBIT 17

                         FORM OF VOTING INSTRUCTION FORM

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                                                                EXHIBIT 16. (17)

                 TRANSAMERICA GROWTH OPPORTUNITIES (THE "FUND")

                             VOTING INSTRUCTION FORM
             FOR A SPECIAL MEETING OF SHAREHOLDERS ON APRIL 27, 2004
       YOUR INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs(s) [Name of Insurance Company] to vote, as designated below, all shares of the above referenced Fund the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders of the Fund to be held at the office of AEGON/Transamerica Series Fund, Inc. ("ATSF") at 570 Carillon Parkway, St. Petersburg, Florida 33716 on April 27, 2004 at 10:30 a.m. local time and at any adjournment thereof.

These proposals will be voted as instructed. If no specification is made, the voting instruction form will be voted "FOR" the proposal.

Please vote, date and sign this voting instruction form and return it promptly in the enclosed envelope.

VOTING INSTRUCTIONS

ATSF encourages all Policyowners to provide their instructions. We now provide the following convenient methods to do so:

1. VOTING INSTRUCTION FORM: Complete, sign, date and return the voting instruction form attached below in the enclosed postage-paid envelope; or instead vote by

2.       TELEPHONE;

3.       INTERNET; or

4.       FACSIMILE

by following the enclosed instructions. If you choose to vote by telephone, via the Internet or by facsimile, DO NOT return your voting instruction form unless you later decide to change your instructions.

Please indicate your instructions by an "x" in the appropriate box below.

THE BOARD OF DIRECTORS RECOMMENDS INSTRUCTIONS TO VOTE FOR THE FOLLOWING
PROPOSAL.

1. To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of ATSF PBHG Mid Cap Growth (the "Acquired Fund") by ATSF Transamerica Growth Opportunities (the "Acquiring Fund") solely in exchange for shares of Acquiring Fund, followed by the complete liquidation of Acquired Fund.

            FOR  [ ]             AGAINST  [ ]                 ABSTAIN  [ ]



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Signature                                                       Date

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Signature (if held jointly)                                     Date



This form must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.